SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2005 (January 19, 2005)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8038	04-2648081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Desta Drive
Midland, Texas  79705
(Address and Zip Code of Principal Executive Offices)

432/620-0300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 3.03.  Material Modification to Rights of Security Holders

On January 19, 2004, Key Energy Services, Inc. (the “Company”) announced that all of the conditions to the Consent Solicitation commenced on January 7, 2005, relating to the Company’s outstanding 6 3/8% Senior Notes due 2013 (the “6 3/8% Notes”) and 8 3/8% Senior Notes due 2008 (the “8 3/8% Notes”) have been satisfied or waived with respect to the 6 3/8% Notes.  The Company, the Company’s subsidiary guarantors of the 6 3/8% Notes and the trustee all have executed and delivered the Fourth Supplemental Indenture with respect to the 6 3/8% Notes (the “Fourth Supplemental Indenture”) pursuant to which certain covenants have been amended to provide the Company until March 31, 2005 to comply with the financial reporting covenants in that indenture.  In consideration of the consent, the Company will pay to consenting holders of the 6 3/8% Notes an amount equal to $2.50 for each $1,000 in principal amount of the Notes on the 1st day of each month for which the reporting covenants have not been satisfied.

As a result of these actions, the effective time with respect to the Consent Solicitation for the 6 3/8% Notes has occurred.  Consents from the holders of the 6 3/8% Notes that were accepted before the effective time may not be revoked; however, any holders of 6 3/8% Notes who tender consents to the amendment before 5:00 p.m. (EST) on January 21, 2005, the expiration date for the Consent Solicitation, will receive the consent payment.  Holders of 6 3/8% Notes who do not consent by the expiration date will not receive the consent payment.

The Company has not yet received the requisite consent of the holders of the 8 3/8% Notes to similarly amend the indenture governing that series of notes.  Holders of the 8 3/8% Notes have until the expiration date to consent to the amendments to the indenture of that series of notes.  A copy of the Fourth Supplemental Indenture and the Company’s press release are filed as exhibits to this Form 8-K and are incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure

On January 19, 2005, the Company announced financial data for the month ended November 30, 2004, and selected operating data for the months ended November 30, 2004 and December 31, 2004.  A copy of the Company’s press release is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)          Exhibits.

4.1                                 Fourth Supplemental Indenture dated as of January 19, 2005, among Key Energy Services, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to the Company’s 6 3/8% Senior Notes due 2013.

99.1                           Press Release dated January 19, 2005.

99.2                           Press Release dated January 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: January 21, 2005	By:	/s/ Richard J. Alario
Richard J. Alario
Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
4.1

Fourth Supplemental Indenture dated as of January 19, 2005, among Key Energy Services, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to the Company’s 6 3/8% Senior Notes due 2013.

99.1	Press Release dated January 19, 2005.

99.2	Press Release dated January 19, 2005.